Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Covetrus, Inc.
Portland, Maine
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-229557) of Covetrus, Inc. of our report dated February 28, 2022, relating to the consolidated and combined financial statements, and the effectiveness of Covetrus, Inc.'s internal control over financial reporting, which appear in this Annual Report on Form 10-K.
/s/ BDO USA, LLP
BDO USA, LLP

Boston, MA
February 28, 2022